Exhibit 3.2.10

BOWLING GREEN INN OF SOUTH DAKOTA, INC.

ARTICLES OF INCORPORATION

The undersigned hereby forms a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia and, to that end, sets forth the following:

FIRST: The name of the Corporation is Bowling Green Inn of South Dakota, Inc.

SECOND: The business objects and purposes for which the Corporation is organized are to transact any and all lawful business not required to be specifically stated in these Articles of Incorporation.

THIRD: The aggregate number of shares that the Corporation is authorized to issue is One Thousand (1000) shares of common stock having a par value per share of Ten Cents ($.10).

FOURTH: The post office address of the initial registered office, including street and number is 3975 University Drive, Suite 220, Fairfax, Virginia 22030.

FIFTH: The initial registered office is located in the City of Fairfax.

SIXTH: The name of its initial registered agent is James M. Sack, who is a resident of Virginia, a member of the Virginia State Bar, and whose business office is identical with the registered office.

SEVENTH: The names and addresses of the initial directors are as follows:

Name	Address

Michael W. Beavers	8000 Towers Crescent Drive
Suite 1340
Vienna, Virginia 22180

James E. Fay	8000 Towers Crescent Drive
Suite 1340
Vienna, Virginia 22180

Dated: June 20, 1988	/s/ Lowell D. Turnbull
Lowell D. Turnbull, Incorporator

323552

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

June 24, 1988

CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

Bowling Green Inn of South Dakota, Inc.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective June 24, 1988.

This order and its accompanying articles will be forwarded for filing in the office of the Clerk of the Circuit Court of (Filed in Fairfax Co.) following admission to the records of the Commission.

STATE CORPORATION COMMISSION

By	/s/ Elizabeth B. Lacey
Commissioner

Court Number: 303

01519NEW